Exhibit 32.1

Section 1350 Certification of the

Chief Executive Officer

I, James R. Bazet, the chief executive officer of Cobra Electronics Corporation, certify that (i) the Quarterly Report on Form 10-Q of Cobra Electronics Corporation for the quarterly period ended June 30, 2010 (the “Form 10-Q”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Cobra Electronics Corporation and its subsidiaries.

/s/ James R. Bazet
James R. Bazet
August 12, 2010